Exhibit 1.01

CONFLICT MINERALS REPORT OF PHILIP MORRIS INTERNATIONAL INC. FOR THE YEAR ENDED DECEMBER 31, 2015

INTRODUCTION
Philip Morris International Inc. (“PMI”, “Company,” “we,” “our”) is a Virginia holding company incorporated in 1987. Our subsidiaries and affiliates and their licensees are engaged in the manufacture and sale of cigarettes, other tobacco products and other nicotine-containing products in markets outside of the United States of America.
This Conflict Minerals Report (the "Report") is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2015.
Conflict Minerals are defined by the Securities and Exchange Commission ("SEC") as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, “3TG”). We contract to manufacture a precisely controlled heating device, commercialized under the brand name iQOS, into which a specially designed tobacco product is inserted to create an aerosol, as well as related accessories and parts (collectively, "Covered Products"). During the reporting period, we sourced the Covered Products from only one supplier.  The electronic components of the Covered Products contain all 3TG; such 3TG are necessary for the functionality or production of the Covered Products. We began the commercialization of iQOS in 2014.
We have implemented policies, procedures and a due diligence process to determine whether any of the 3TG contained in the Covered Products are sourced from the Democratic Republic of the Congo ("DRC") or any of its adjoining countries ("Covered Countries") and finance armed conflict in the region.  In order to support the economic activity in the region we do not discourage our suppliers from sourcing 3TG from the Covered Countries under our Conflict Minerals Policy (“Policy”). However, our Policy provides that we may not knowingly procure 3TG that originate from the Covered Countries, unless they are certified as "DRC conflict free."
We are far removed from the sources of ores from which the 3TG contained in the Covered Products are produced and the smelters and refiners that process those ores ("SORs").  Therefore, the efforts undertaken to identify the countries of origin for the 3TG reflect both (i) our position in the supply chain and; (ii) our particular circumstances, each in light of the limited amount of information available globally on the traceability and sourcing of these ores.

DUE DILIGENCE MEASURES
A. Design of Our Due Diligence Measures
Our Conflict Minerals due diligence was performed in accordance with the internationally recognized due diligence framework provided by the Organisation for Economic Co-operation and Development's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), as applicable for 3TG and downstream companies (as the term ‘downstream companies’ is defined in the OECD Guidance). Our due diligence measures in relation to Covered Products included:
1. Establishing of Company management systems for Conflict Minerals supply chain due diligence and reporting compliance;
2. Identifying and assessing Conflict Minerals risks in our supply chain;
3. Designing and implementing strategies to respond to Conflict Minerals risks we have identified;
4. Encouraging the development of an independent third-party audit protocol for assessing the due diligence practices of SORs relevant to our supplier and Covered Products; and
5. Reporting on our supply chain due diligence activities, as required by Rule 13p-1.

B. Due Diligence Program Elements
1. Management Systems
Conflict Minerals Policy
We adopted our Policy and communicated it to our direct supplier to help achieve responsible sourcing of 3TG in our supply chain. While some suppliers may continue to source 3TG originating from the Covered Countries and not certified as DRC conflict- free, we are committed to operating with integrity and focused on responsible sourcing of 3TG applying a set of principles wherever we operate. Our Policy is subject to regular reviews, is attached to this Report as appendix A, and is publicly available on our website at:
http://www.pmi.com/eng/sustainability/conflict_minerals/Pages/conflict_minerals_report.aspx
Internal Team
Under the management of our Senior Vice President, Operations, we have established a cross-functional Conflict Minerals Team, with necessary expertise in sourcing, operations, sustainability, finance, corporate affairs and law.
As part of our organizational framework, our Product Regulatory Compliance Department verifies all ingredients and materials used in our Direct Materials. During this process, any issues regarding 3TG are escalated to the legal department, which analyzes the issues and, where necessary, involves other members of the Conflict Minerals Team to resolve them.
The Conflict Minerals Team has overall responsibility for developing and implementing our Conflict Minerals compliance strategy, as well as for reviewing the ongoing progress and effectiveness of the program. To achieve this aim, the Conflict Minerals Team is authorized to enlist help from specialists working in various functions throughout PMI whenever necessary.
Members of the team also interact on-site with our direct supplier to obtain relevant information and to further improve the quality of the respective due diligence processes.
Our senior management is periodically informed about the status and effectiveness of our due diligence efforts and issues related to it, if any.
Control System and Supply Chain Transparency
PMI´s system controls and transparency combines internal activities, collaboration with our direct supplier and reliance on information made publicly available by industry programs such as the Conflict Free Sourcing Initiative (“CFSI”).
We relied on the CFSI Conflict Minerals Reporting Template ("CMRT") that was sent to our direct supplier to collect and retain the necessary information on the chain of custody of the 3TG contained in the Covered Products, including information about the SORs.
The CMRT is generally regarded as the most widely-used standard form to collect information about Conflict Minerals through the supply chain and was developed by several of the world’s leading consumer electronics companies.
Supplier Engagement
Our supply agreements relevant to the Covered Products include Conflict Minerals-related provisions requiring our supplier, among other things: (i) not to supply to us, without our prior consent, products that contain Conflict Minerals; (ii) to participate in industry-wide or material-specific supply chain mapping and certification efforts; and (iii) to provide to us upon request information on the origin of the products supplied to us and other information we might require.
We also engage with our direct supplier through our own employees who periodically visit the supplier's sites to (i) convey to our supplier our expectations related to our "DRC conflict-free" supply chain commitment and our Conflict Minerals policy, (ii) work closely with our supplier to obtain relevant information from its suppliers and raise awareness of the Conflict Minerals regulation in its supply chain, and (iii) foster efforts to improve due diligence processes (as described in Section D below). Our supplier's Conflict Minerals Policy states that it engages with its supply chain partners to help ensure compliance with the standards on Conflict Minerals promulgated by the Electronic Industry Citizenship Coalition by requiring them to comply with its Policy and to undertake reasonable due diligence with their supply chains necessary to assure that 3TG used in the products that they manufacture are "DRC conflict-free."

Grievance Mechanism
We have a grievance mechanism that allows employees to report any suspected compliance violation of PMI´s principles and practices to the senior management or the Compliance Department. Reports can be made through face-to-face discussions or via email if the employee prefers to remain anonymous. We maintain both a dedicated email address: PMI.Compliance@pmi.com, and an independently operated and confidential Compliance Helpline, that operates a phone line and a Webline. Concerns can also be reported confidentially or anonymously via our website.
Maintain Records
We have a records retention policy applicable to Conflict Minerals-related documentation that provides for the retention of relevant records for prescribed periods.

2. Identify and Assess Risk in the Supply Chain
We reviewed the answers to the CMRT received from our direct supplier and assessed their completeness, clarity and consistency. We worked with our supplier to understand its due diligence process, confirmed that it had published a conflict minerals policy, and obtained a list of SORs in its supply chain. We required our direct supplier to provide clarifications where needed. To the extent we received responses indicating that 3TG contained in Covered Products may have originated from the Covered Countries and may not be from recycled or scrap sources, we followed up with an additional information request to obtain the necessary details to better assess the reliability of the responses and risks in the supply chain.

3. Design and Implement a Strategy to Respond to Risks
We designed a strategy to respond to risks. When the Conflict Minerals Team becomes aware that the due diligence of our direct or indirect suppliers needs improvement we will provide them with the appropriate feedback, ask clarifying questions and demand corrective actions where necessary. We will also provide information or training to help build their capacity and will determine appropriate follow-up actions, if any, to mitigate such risks. Follow-up actions may include, but are not limited to, finding alternate sources of supply or terminating existing supplier relationships, as appropriate. We have encouraged our direct supplier to further implement, and require its suppliers to implement, the due diligence standards reflecting the OECD guidance.  Further steps to improve the accuracy of the due diligence process are described in Section D below. For the year 2015, we found no instances where it was necessary to find replacement sources of supply or terminate a supplier relationship.

4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We rely on the CFSI’s Conflict-Free Smelter Program for the performance of third-party audits of SORs. We validate whether any 3TG sourced from the Covered Countries is "DRC conflict-free" based on the information provided by our direct supplier and on the information available on the CFSI’s website.  We encourage our suppliers to support industry organizations' efforts to ensure that smelters’ due diligence sourcing practices are audited by independent third party auditors.
Our direct supplier confirmed that some of the SORs in its supply chain may source 3TG from the Covered Countries and that the 3TG may not be from recycled or scrap sources. Therefore, we continued our risk assessment as follows: in order to verify whether these SORs were validated as “conflict-free,” we compared the SORs identified by our direct supplier against the list provided by the CFSI and its Conflict Free Smelter Program (“CFSP”) as well as the list provided by the London Bullion Market Association (“LBMA”). For the ones that were not part of the CFSI list or equivalent audit, we carried out further due diligence measures by using publicly available information to verify whether these SORs sourced 3TG that directly or indirectly financed or benefited armed groups in a Covered Country. For the year 2015, we could not ascertain that any of these SORs sourced 3TG that were not “DRC conflict free”.

5. Report on Supply Chain Due Diligence
This Report and our Form SD will be filed with the SEC and are publicly available at http://www.pmi.com/eng/sustainability/Pages/conflict_minerals.aspx.

C.  Reasonable Country of Origin Inquiry ("RCOI") and Due Diligence on the Source and Chain of Custody
We do not directly manufacture Covered Products but contract to manufacture them with our direct supplier that in turn uses several hundred indirect suppliers. As a downstream company, we do not purchase 3TG directly from mines, smelters or refiners. Therefore, we are far removed from both the sources of ores from which the 3TG contained in the Covered Products are produced and the smelters and refiners that process those ores. For these reasons, we believe that the smelters and refiners of the 3TG contained in the Covered Products are best situated to identify the sources of such 3TG. Consequently, we relied to a large extent on our direct supplier to provide information regarding the origin of 3TG contained in the Covered Products through the use of the CMRT, while at the same time engaging with our supplier to strengthen the due diligence efforts as described above.

1. RCOI
We asked our direct supplier to provide answers to the CMRT in order to ascertain whether the 3TG contained in Covered Products originated from Covered Countries. We reviewed the information received and assessed the completeness and consistency of the representation that our direct supplier has made. We required our direct supplier to further examine the responses throughout its supply chain to provide clarifications where needed. We in turn reviewed and followed up on such responses.
After we had received and processed these follow-up responses, we reviewed our RCOI process. We determined that our RCOI process was reasonably designed to obtain information required by Rule 13p-1 and was performed in good faith. We noted, however, the steps needed to improve the process (as further described in Section D below).
Based on the evaluation of our supplier´s responses to the CMRT, we have reasons to believe that some of the 3TG in the Covered Products manufactured in 2015 may have originated in the Covered Countries and were not entirely from recycled or scrap sources. Accordingly, we conducted further due diligence on the source and chain of custody of 3TG contained in the Covered Products supplied by our direct supplier.

2. Due Diligence on the Source and Chain of Custody
We requested our direct supplier to further inquire as to the origins of 3TG contained in the Covered Products. Through the CMRT, our supplier informed us that: (i) 100% of its suppliers provided adequate responses to the CMRT; (ii) 3TG contained in Covered Products may have originated from the Covered Countries; (iii) 3TG contained in Covered Products are not entirely from recycled or scrap sources; and (iv) 100% of the SROs supplying 3TG contained in Covered Products and their locations were identified and reported.
Our supplier's survey data identified 261 3TG SORs in its supply chain. Of these 261 SORs:

•	198 (75%) are “DRC conflict-free” according to the CFSP and/or the LBMA lists;

•	6 have not yet received a “conflict free” designation but have agreed to participate in the CFSP audit and are actively engaged in such audit; and

•
With respect to the remaining 57 SORs, we conducted due diligence measures to verify whether during 2015, they sourced 3TG that directly or indirectly financed or benefited armed groups in a Covered Country. We reviewed publicly available information about these SORs, including investigation reports from non-governmental organizations and international organizations that have conducted investigations on individuals and companies, and we have not become aware that these SORs sourced 3TG that directly or indirectly financed or benefited armed groups in a Covered Country.

We have also asked our direct supplier to take additional steps to identify the country or mine of origin of the 3TG sourced from these SORs. However, even after additional efforts, our direct supplier indicated that it was unable to provide this information. Accordingly, we do not know as of this reporting date: (i) all of the facilities used to process 3TG contained in the Covered Products manufactured and sold in 2015 or (ii) the country of origin for all 3TG in our Covered Products.

Supporting supply chain transparency, we disclose in Appendix B of this Report the list of SORs identified by our direct supplier as part of our supply chain. The SORs are listed within three categories: table A indicates the ones that are CFSI and/or LBMA-compliant; table B indicates the ones that have agreed to participate in the CFSP audit and are actively engaged in that audit process; and table C indicates the SORs that are not CFSI and/or LBMA-compliant and are not engaged in the audit process.

D. Steps to Improve Due Diligence
We expect that more SORs will become validated as “DRC conflict free” through the CFS Program and similar programs, which will increase overall transparency and accessibility to information on geographic location of SOR mines of origin.
In order to mitigate the risk that the 3TG contained in the Covered Products benefit armed groups, and to improve our conflict minerals due diligence measures in the following year, we plan to concentrate on the following steps:
•Encourage our direct supplier to further strengthen due diligence efforts consistent with the OECD guidance, thereby improving the quality and completeness of supply chain information available to us;
•Encourage our direct supplier to continue to enforce its Conflict Minerals policy and share the relevant information of such enforcement efforts with us;
•Continue to communicate our Policy, grievance mechanism, compliance expectations and information requirements to our current direct supplier, any future direct suppliers and down the supply chain to their suppliers.  We also encourage such suppliers to continue to implement responsible sourcing consistent with our Policy;
•Continue to engage with our direct supplier to get more SORs validated as conflict-free through the third-party validation mechanisms available, in order to increase the number of SORs on the list of DRC conflict-free SORs;
•Continue to support the development and implementation of independent third party audits of SORs sourcing through our Policy and pursue procurement practices that encourage suppliers to purchase Conflict Minerals from audited SORs;
•Continue our commitment to implement sustainability measures, working with suppliers who themselves commit to respecting our principles and practices, including efforts towards responsible sourcing of our products; and
•We have become a signatory to the United Nations Global Compact and are incorporating the Global Compact´s Ten Principles in the areas of human rights, labor, the environment and anti-corruption as part of our strategy and day-to-day work.

E. Independent Private Sector Audit
Pursuant to Rule 13p-1, an independent private sector audit is not required for this Report.

Appendix A - Conflict Minerals Policy

Philip Morris International Inc.
Conflict Minerals Policy

The U.S. Congress enacted section 1502 of the Dodd-Frank Act that addresses the concern that the exploitation and trade of conflict minerals by armed groups is helping to finance conflict in the Democratic Republic of Congo (DRC) region. The DRC region consists of: The Democratic Republic of Congo, Angola, Burundi, The Central African Republic, The Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. The United States Securities and Exchange Commission (SEC) requires a company to disclose the use of conflict minerals (Gold, Tin, Tungsten and Tantalum) if they are used in products manufactured by that company (Conflict Mineral Rules).

Philip Morris International takes its obligations under SEC and other regulations seriously and is committed to comply with both the letter and spirit of the Conflict Minerals Rules. To the extent possible, Philip Morris International will refrain from, directly or indirectly, knowingly taking or supporting any action which contributes to the financing of armed groups that are committing human rights abuses in the DRC and other covered countries. While not discouraging suppliers from sourcing Gold, Tin, Tungsten and Tantalum originated from the DRC region in order to support the economic activity in the region, Philip Morris International will:
•not knowingly procure Gold, Tin, Tungsten and Tantalum that originates from the DRC region, unless it is certified as “conflict free”; and
•ask its direct suppliers to comply with our Conflict Minerals Policy and to undertake reasonable due diligence with their supply chains to assure that they do not knowingly procure Gold, Tin, Tungsten and Tantalum that originates from the DRC region unless it is “conflict free.”

To help ensure compliance with our Conflict Minerals Policy, we have designated an internal due diligence framework to conform, in all material aspects, to the Organisation for Economic Co-operation and Development´s Due Diligence Guidance for Responsible Supply Chain of Minerals.

Appendix B - List of SORs identified by our direct supplier as part of our supply chain

TABLE A – SORs that are CFSI and/or LBMA-compliant:

Subject Mineral	Smelter or Refiner Name	Country location of Smelter of Refiner
GOLD	Aida Chemical Industries Co., Ltd.	JAPAN
GOLD	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
GOLD	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
GOLD	Argor-Heraeus SA	SWITZERLAND
GOLD	Asahi Pretec Corporation	JAPAN
GOLD	Asaka Riken Co., Ltd.	JAPAN
GOLD	Aurubis AG	GERMANY
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
GOLD	Boliden AB	SWEDEN
GOLD	C. Hafner GmbH + Co. KG	GERMANY
GOLD	CCR Refinery – Glencore Canada Corporation	CANADA
GOLD	Chimet S.p.A.	ITALY
GOLD	DODUCO GmbH	GERMANY
GOLD	Dowa	JAPAN
GOLD	Eco-System Recycling Co., Ltd.	JAPAN
GOLD	OJSC Novosibirsk Refinery	RUSSIA
GOLD	Heimerle + Meule GmbH	GERMANY
GOLD	Heraeus Ltd. Hong Kong	CHINA

GOLD	Heraeus Precious Metals GmbH & Co. KG	GERMANY
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
GOLD	Ishifuku Metal Industry Co., Ltd.	JAPAN
GOLD	Istanbul Gold Refinery	TURKEY
GOLD	Japan Mint	JAPAN
GOLD	Jiangxi Copper Company Limited	CHINA
GOLD	Asahi Refining USA Inc.	UNITED STATES
GOLD	Asahi Refining Canada Limited	CANADA
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA
GOLD	JSC Uralelectromed	RUSSIA
GOLD	JX Nippon Mining & Metals Co., Ltd.	JAPAN
GOLD	Kazzinc	KAZAKHSTAN
GOLD	Kennecott Utah Copper LLC	UNITED STATES
GOLD	Kojima Chemicals Co., Ltd.	JAPAN
GOLD	Kyrgyzaltyn JSC	KYRGYZSTAN
GOLD	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
GOLD	Materion	UNITED STATES
GOLD	Matsuda Sangyo Co., Ltd.	JAPAN
GOLD	Metalor Technologies (Hong Kong) Ltd.	CHINA
GOLD	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
GOLD	Metalor Technologies SA	SWITZERLAND
GOLD	Metalor USA Refining Corporation	UNITED STATES
GOLD	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
GOLD	Mitsubishi Materials Corporation	JAPAN
GOLD	Mitsui Mining and Smelting Co., Ltd.	JAPAN
GOLD	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
GOLD	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
GOLD	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
GOLD	Nihon Material Co., Ltd.	JAPAN
GOLD	Elemetal Refining, LLC	UNITED STATES
GOLD	Ohura Precious Metal Industry Co., Ltd.	JAPAN
GOLD	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIA

GOLD	PAMP SA	SWITZERLAND
GOLD	Prioksky Plant of Non-Ferrous Metals	RUSSIA
GOLD	PT Aneka Tambang (Persero) Tbk	INDONESIA
GOLD	PX Précinox SA	SWITZERLAND
GOLD	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
GOLD	Royal Canadian Mint	CANADA
GOLD	Schone Edelmetaal B.V.	NETHERLANDS
GOLD	SEMPSA Joyería Platería SA	SPAIN
GOLD	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA
GOLD	Solar Applied Materials Technology Corp.	TAIWAN
GOLD	Sumitomo Metal Mining Co., Ltd.	JAPAN
GOLD	Tanaka Kikinzoku Kogyo K.K.	JAPAN
GOLD	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
GOLD	Tokuriki Honten Co., Ltd.	JAPAN
GOLD	Umicore Brasil Ltda.	BRAZIL
GOLD	Umicore SA Business Unit Precious Metals Refining	BELGIUM
GOLD	United Precious Metal Refining, Inc.	UNITED STATES
GOLD	Valcambi SA	SWITZERLAND
GOLD	Western Australian Mint trading as The Perth Mint	AUSTRALIA
GOLD	Yamamoto Precious Metal Co., Ltd.	JAPAN
GOLD	Yokohama Metal Co., Ltd.	JAPAN
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
GOLD	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
GOLD	Umicore Precious Metals Thailand	THAILAND
GOLD	Republic Metals Corporation	UNITED STATES
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.	CHINA
TANTALUM	Conghua Tantalum and Niobium Smeltry	CHINA
TANTALUM	Duoluoshan	CHINA
TANTALUM	Exotech Inc.	UNITED STATES
TANTALUM	F&X Electro-Materials Ltd.	CHINA
TANTALUM	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

TANTALUM	Hi-Temp Specialty Metals, Inc.	UNITED STATES
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
TANTALUM	Jiujiang Tanbre Co., Ltd.	CHINA
TANTALUM	King-Tan Tantalum Industry Ltd.	CHINA
TANTALUM	LSM Brasil S.A.	BRAZIL
TANTALUM	Metallurgical Products India Pvt., Ltd.	INDIA
TANTALUM	Mineração Taboca S.A.	BRAZIL
TANTALUM	Mitsui Mining & Smelting	JAPAN
TANTALUM	Molycorp Silmet A.S.	ESTONIA
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
TANTALUM	QuantumClean	UNITED STATES
TANTALUM	RFH Tantalum Smeltry Co., Ltd.	CHINA
TANTALUM	Solikamsk Magnesium Works OAO	RUSSIA
TANTALUM	Taki Chemicals	JAPAN
TANTALUM	Telex Metals	UNITED STATES
TANTALUM	Ulba Metallurgical Plant JSC	KAZAKHSTAN
TANTALUM	Zhuzhou Cemented Carbide	CHINA
TANTALUM	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
TANTALUM	KEMET Blue Metals	MEXICO
TANTALUM	Plansee SE Liezen	AUSTRIA
TANTALUM	H.C. Starck Co., Ltd.	THAILAND
TANTALUM	H.C. Starck GmbH Goslar	GERMANY
TANTALUM	H.C. Starck GmbH Laufenburg	GERMANY
TANTALUM	H.C. Starck Hermsdorf GmbH	GERMANY
TANTALUM	H.C. Starck Inc.	UNITED STATES
TANTALUM	H.C. Starck Ltd.	JAPAN
TANTALUM	H.C. Starck Smelting GmbH & Co.KG	GERMANY
TANTALUM	Plansee SE Reutte	AUSTRIA
TANTALUM	Global Advanced Metals Boyertown	UNITED STATES
TANTALUM	Global Advanced Metals Aizu	JAPAN
TANTALUM	KEMET Blue Powder	UNITED STATES

TIN	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
TIN	Alpha	UNITED STATES
TIN	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
TIN	CV Gita Pesona	INDONESIA
TIN	PT Justindo	INDONESIA
TIN	PT Aries Kencana Sejahtera	INDONESIA
TIN	CV Serumpun Sebalai	INDONESIA
TIN	CV United Smelting	INDONESIA
TIN	Dowa	JAPAN
TIN	EM Vinto	BOLIVIA
TIN	Fenix Metals	POLAND
TIN	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
TIN	China Tin Group Co., Ltd.	CHINA
TIN	Malaysia Smelting Corporation (MSC)	MALAYSIA
TIN	Metallic Resources, Inc.	UNITED STATES
TIN	Metallo-Chimique N.V	BELGIUM
TIN	Mineração Taboca S.A.	BRAZIL
TIN	Minsur	PERU
TIN	Mitsubishi Materials Corporation	JAPAN
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
TIN	Operaciones Metalurgical S.A.	BOLIVIA
TIN	PT Artha Cipta Langgeng	INDONESIA
TIN	PT Babel Inti Perkasa	INDONESIA
TIN	PT Bangka Tin Industry	INDONESIA
TIN	PT Belitung Industri Sejahtera	INDONESIA
TIN	PT BilliTin Makmur Lestari	INDONESIA
TIN	PT Bukit Timah	INDONESIA
TIN	PT DS Jaya Abadi	INDONESIA
TIN	PT Eunindo Usaha Mandiri	INDONESIA
TIN	PT Mitra Stania Prima	INDONESIA
TIN	PT Panca Mega Persada	INDONESIA
TIN	PT Prima Timah Utama	INDONESIA

TIN	PT Refined Bangka Tin	INDONESIA
TIN	PT Sariwiguna Binasentosa	INDONESIA
TIN	PT Stanindo Inti Perkasa	INDONESIA
TIN	PT Sumber Jaya Indah	INDONESIA
TIN	PT Timah (Persero) Tbk Kundur	INDONESIA
TIN	PT Timah (Persero) Tbk Mentok	INDONESIA
TIN	PT Tinindo Inter Nusa	INDONESIA
TIN	Rui Da Hung	TAIWAN
TIN	Soft Metais Ltda.	BRAZIL
TIN	Thaisarco	THAILAND
TIN	VQB Mineral and Trading Group JSC	VIET NAM
TIN	White Solder Metalurgia e Mineração Ltda.	BRAZIL
TIN	Yunnan Tin Company, Ltd.	CHINA
TIN	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
TIN	PT Wahana Perkit Jaya	INDONESIA
TIN	Melt Metais e Ligas S/A	BRAZIL
TIN	PT ATD Makmur Mandiri Jaya	INDONESIA
TIN	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
TIN	PT Inti Stania Prima	INDONESIA
TIN	CV Ayi Jaya	INDONESIA
TIN	PT Cipta Persada Mulia	INDONESIA
TIN	Resind Indústria e Comércio Ltda.	BRAZIL
TIN	Metallo-Chimique N.V.	BELGIUM
TIN	Elmet S.L.U. (Metallo Group)	SPAIN
TIN	PT Bangka Prima Tin	INDONESIA
TUNGSTEN	Jiangxi Richsea New Materials Co., Ltd.	CHINA
TUNGSTEN	A.L.M.T. TUNGSTEN Corp.	JAPAN
TUNGSTEN	Kennametal Huntsville	UNITED STATES
TUNGSTEN	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
TUNGSTEN	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.	CHINA
TUNGSTEN	Global Tungsten & Powders Corp.	UNITED STATES

TUNGSTEN	Hunan Chenzhou Mining Co., Ltd.	CHINA
TUNGSTEN	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
TUNGSTEN	Japan New Metals Co., Ltd.	JAPAN
TUNGSTEN	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
TUNGSTEN	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
TUNGSTEN	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
TUNGSTEN	Wolfram Bergbau und Hütten AG	AUSTRIA
TUNGSTEN	Xiamen Tungsten Co., Ltd.	CHINA
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
TUNGSTEN	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
TUNGSTEN	Malipo Haiyu Tungsten Co., Ltd.	CHINA
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
TUNGSTEN	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
TUNGSTEN	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
TUNGSTEN	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
TUNGSTEN	H.C. Starck GmbH	GERMANY
TUNGSTEN	H.C. Starck Smelting GmbH & Co.KG	GERMANY
TUNGSTEN	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
TUNGSTEN	Hydrometallurg, JSC	RUSSIA

TABLE B – SORs that have agreed to participate in the CFSP audit:

TUNGSTEN	Dayu Weiliang Tungsten Co., Ltd.	CHINA
TUNGSTEN	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
TUNGSTEN	Kennametal Fallon	UNITED STATES
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

TABLE C – SORs that are not CFSI and/or LBMA-compliant and are not engaged in the audit process:

GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
GOLD	Caridad	MEXICO

GOLD	Cendres + Métaux SA	SWITZERLAND
GOLD	Yunnan Copper Industry Co., Ltd.	CHINA
GOLD	Chugai Mining	JAPAN
GOLD	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA
GOLD	Do Sung Corporation	REPUBLIC OF KOREA
GOLD	Hunan Chenzhou Mining Co., Ltd.	CHINA
GOLD	Hwasung CJ Co., Ltd.	REPUBLIC OF KOREA
GOLD	Korea Metal Co., Ltd.	REPUBLIC OF KOREA
GOLD	L' azurde Company For Jewelry	SAUDI ARABIA
GOLD	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
GOLD	Metalor Technologies (Suzhou) Ltd.	CHINA
GOLD	OJSC Kolyma Refinery	RUSSIA
GOLD	Sabin Metal Corp.	UNITED STATES
GOLD	SAMWON Metals Corp.	REPUBLIC OF KOREA
GOLD	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
GOLD	So Accurate Group, Inc.	UNITED STATES
GOLD	The Great Wall Gold and Silver Refinery of China	CHINA
GOLD	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
GOLD	Torecom	REPUBLIC OF KOREA
GOLD	Guangdong Jinding Gold Limited	CHINA
GOLD	Faggi Enrico S.p.A.	ITALY
TIN	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
TIN	CV Makmur Jaya	INDONESIA
TIN	CV Nurjanah	INDONESIA
TIN	Estanho de Rondônia S.A.	BRAZIL
TIN	Feinhütte Halsbrücke GmbH	GERMANY
TIN	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
TIN	Huichang Jinshunda Tin Co., Ltd.	CHINA
TIN	Jiangxi Nanshan	CHINA
TIN	Gejiu Kai Meng Industry and Trade LLC	CHINA
TIN	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
TIN	Metahub Industries Sdn. Bhd.	MALAYSIA

TIN	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
TIN	Novosibirsk Processing Plant Ltd.	RUSSIA
TIN	PT Alam Lestari Kencana	INDONESIA
TIN	PT Babel Surya Alam Lestari	INDONESIA
TIN	PT Bangka Kudai Tin	INDONESIA
TIN	PT Bangka Putra Karya	INDONESIA
TIN	PT Bangka Timah Utama Sejahtera	INDONESIA
TIN	PT Fang Di MulTindo	INDONESIA
TIN	PT HP Metals Indonesia	INDONESIA
TIN	PT Karimun Mining	INDONESIA
TIN	PT Koba Tin	INDONESIA
TIN	PT Seirama Tin Investment	INDONESIA
TIN	PT Pelat Timah Nusantara Tbk	INDONESIA
TIN	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
TIN	Phoenix Metal Ltd.	RWANDA
TIN	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
TIN	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
TIN	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
TIN	An Vinh Joint Stock Mineral Processing Company	VIET NAM
TIN	GEJIU ZILI MINING&SMELTING CO. LTD.	CHINA
TUNGSTEN	Wolfram Company CJSC	RUSSIA
TUNGSTEN	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
TUNGSTEN	Pobedit, JSC	RUSSIA